Exhibit (a)(1)(ii)

NEW YORK & COMPANY, INC.

STOCK APPRECIATION RIGHT AND OPTION EXCHANGE PROGRAM

ELECTION FORM

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offering Memorandum related to our offer to exchange certain outstanding stock appreciation rights (“SARs”) and stock options for Replacement SARs to participate in the appreciation of our common stock (the “Offer”); (2) the Communication to Eligible New York & Company Associates Announcing the Opening of the New York & Company Stock Appreciation Right and Option Exchange Program (“Exchange Program”), delivered via e-mail on June 1, 2017; (3) the Communication to Eligible New York & Company Associates from the Chief Executive Officer, dated June 1, 2017; (4) the Highlights of the New York & Company Exchange Program; and (5) this Election Form. This Offer provides the opportunity for eligible associates to exchange stock grants with an exercise price of $2.60 or higher (“Eligible Awards”) for a fewer number of new SARs with a lower exercise price and an equal fair value (“Replacement SARs”). Eligible Awards accepted for exchange will be irrevocably cancelled on the date the Replacement SARs are granted (currently expected to be June 29, 2017).

The Replacement SARs will be granted under the Company’s Amended and Restated 2006 Long-Term Incentive Plan and have substantially the same terms as the Eligible Awards, except for a lower exercise price equal to the closing price of the Company’s common stock on the date the Replacement SARs are granted, the right to receive fewer shares, the proportional adjustment of the vesting schedule to reflect the lower number of shares subject to the Replacement SARs grant, and all Replacement SARs will be unvested on the new grant date and have vesting requirements as described in the Offering  Memorandum. By participating, you agree to all terms of the Offer as set forth in the Offering Memorandum.

If you wish to exchange Eligible Awards, we must receive a properly completed Election Form by 5:00 p.m. EDT on Thursday, June 29, 2017. You may change your elections as often as you wish until 5:00 p.m. EDT on Thursday, June 29, 2017, at which time your election, if any, in effect at that time will become irrevocable, unless the Offer is extended by New York & Company in its sole discretion. Please follow the instructions attached to this Election Form.

•                  Indicate your election for each stock grant in the appropriate box (“Exchange” or “Decline”).

•                  Sign and date the Election Form and return it to New York & Company by one of the following methods: (1) Mail it in the self-addressed, stamped envelope to New York & Company, Attn: Exchange Program, 330 West 34th Street, New York, NY 10001; or (2) by inter-office or hand mail to the New York & Company Human Resources Department; or (3) scan and e-mail to: exchangeprogram@nyandcompany.com.

Questions about the Exchange Program can be directed:

•                  By phone at 212-884-2750, where you will have the ability to leave a voice message; or

•                  By e-mail to exchangeprogram@nyandcompany.com.

Eligible Awards
Stock	Stock		Shares	Exercise
Grant	Grant	Stock	Subject to	Price
ID #	Date	Type**	Exchange	(per share)	Exchange*	Decline*
					☐	☐
					☐	☐
					☐	☐
					☐	☐
					☐	☐

*                 For each grant, if neither Exchange/Decline box is chosen, you will be considered to DECLINE the election.

**          NQO=non-qualified stock option, SAR=Stock Appreciation Right.

Associate Name:	Associate Signature:

Date:

NOTE TO ELIGIBLE ASSOCIATES IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the Eligible Award grants, in order to elect to tender your Eligible Award grants your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to New York & Company that either you are not married or your spouse has no community or other marital property rights in the Eligible Award grants or Replacement SARs grants. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible associate who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible associate who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Name: (please print or type)	Spouse’s Signature:

Date:

NEW YORK & COMPANY, INC.

STOCK APPRECIATION RIGHT AND OPTION EXCHANGE PROGRAM

ELECTION FORM INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.                          Delivery of the Election Form.

A properly completed Election Form must be received by us either (1) by regular mail; (2) by inter-office or hand mail; or (3) by e-mail before 5:00 p.m. EDT on Thursday, June 29, 2017 (or such later date as may apply if the Offer is extended).

Election form submitted through regular mail:

Mail the completed and signed Election Form using the self-addressed, stamped envelope to:

New York & Company

Attn: Exchange Program

330 West 34th Street

New York, NY 10001

Election form submitted via inter-office or hand mail:

You may submit your Election Form by delivering your completed and signed Election Form to the New York & Company Human Resources Department.

Election form submitted via e-mail:

You may submit your Election Form by sending a scanned copy of your completed and signed Election Form (via PDF or similar imaged document file) by e-mail to: exchangeprogram@nyandcompany.com.

The delivery of all documents is at your own risk. Only Election Forms that are complete and actually received by New York & Company by the deadline will be accepted. It is your responsibility to confirm that we have received your Election Form before the expiration of the Offer.

If your Eligible Awards are properly tendered for exchange and accepted by us for exchange using one of the delivery methods described above, you will receive a confirmation notice following the expiration of the Offer. The confirmation notice will confirm that those Eligible Awards have been accepted for exchange and cancelled and will set forth the number of Replacement SARs, using the applicable exchange ratios, that have been granted to you and their exercise price.

2.                          Withdrawal of Election.

Tenders of Eligible Awards made under the Offer may be withdrawn at any time before 5:00 p.m. EDT on Thursday, June 29, 2017, unless we extend the expiration date of the Offer, in which case withdrawals must be received before such later expiration date and time. To receive a new Election Form, call 212-884-2750 or e-mail exchangeprogram@nyandcompany.com and request a new Election Form.

You may withdraw a previously submitted Election Form by submitting a new properly completed and signed Election Form and checking off the DECLINE box, or the EXCHANGE box if you previously declined the Offer, prior to the expiration date in the same manner set forth in the delivery methods described in these instructions, and we must receive the new Election Form before the expiration of the Offer at 5:00 p.m. EDT on Thursday, June 29, 2017, unless we extend the expiration date of the Offer. It is your responsibility to confirm that we have received your new Election Form before the expiration of the Offer. In all cases, the last Election Form submitted and received prior to the expiration of this Offer will prevail.

3.                          Signatures.

The Election Form must be signed by the stock grant holder and the signature must correspond with the name as written on the face of the Eligible Award grant agreement or agreements to which the Eligible Awards are subject without alteration, enlargement or any change whatsoever. If this Election Form is signed by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the Eligible Award grants, in order to elect to tender your Eligible Award grants your spouse must execute the Spousal Consent included in the Election Form. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to New York & Company that either you are not married or your spouse has no community or other marital property rights in the Eligible Award grants or Replacement SARs grants. You should consult your personal outside advisors if you have questions about the Spousal Consent.

4.                          Requests for Assistance or Additional Copies.

Any questions and any requests for additional copies of the Offer or this Election Form may be directed to:

New York & Company

Attn: Exchange Program

330 West 34th Street

New York, NY 10001

Phone: 212-884-2750 (you will have the ability to leave a voice message on this extension)

E-mail: exchangeprogram@nyandcompany.com

Copies will be furnished promptly at the Company’s expense.

5.                          Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any Eligible Awards. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Awards that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Awards or any particular stock grant holder before the expiration of the Offer. No Eligible Awards will be accepted for exchange until the stock grant holder exchanging the Eligible Awards has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Awards, nor will anyone incur any liability for failure to give any notice. This is a one-time Offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

6.                          Additional Documents to Read.

You should be sure to read the following: (1) the Offering Memorandum related to our offer to exchange certain outstanding Eligible Awards for replacement SARs to participate in the appreciation of our common stock; (2) the Communication to Eligible New York & Company Associates Announcing the Opening of the New York & Company Exchange Program, delivered via e-mail on June 1, 2017; (3) the Communication to Eligible New York & Company Associates from the Chief Executive Officer, dated June 1, 2017; (4) the Highlights of the New York & Company Exchange Program; and (5) the Election Form.

7.                          Important Tax Information.

Please refer to Section 13 of the Offering Memorandum, which contains important tax information. We also recommend that you consult with your personal tax advisors before deciding whether or not to participate in this Offer.